UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING



--------------------------------------------------------------------------------


                    OPTION TO NEGOTIATE AN EXCLUSIVE LICENSE



                                     BETWEEN



                       NEUROBIOLOGICAL TECHNOLOGIES, INC.



                                       AND



                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA



                                       FOR



                       INHIBITION OF ABNORMAL CELL GROWTH
                  WITH CORTICOTROPIN-RELEASING HORMONE ANALOGS



UC Case No.:  B00-005
U.S. Patent Application No.:  09/400,716

Table of Contents

ARTICLE                                                                     PAGE
-------                                                                     ----

1  BACKGROUND                                                                  1
2  DEFINITIONS                                                                 3
3  GRANT OF OPTION FOR EXCLUSIVE LICENSE                                       5
4  OPTION FEES                                                                 7
5  EXERCISE OF THE OPTION                                                      8
6  GOVERNMENT RIGHTS                                                           8
7  PATENT PROSECUTION AND MAINTENANCE                                          9
8  LIFE OF THE AGREEMENT                                                      11
9  PROSPECTIVE TERMS OF THE LICENSE AGREEMENT                                 11
10 DUE DILIGENCE                                                              12
11 REPORTING OBLIGATIONS                                                      12
12 TERMINATION BY REGENTS                                                     13
13 TERMINATION BY OPTIONEE                                                    13
14 LIMITED WARRANTY                                                           13
15 INDEMNIFICATION                                                            14
16 USE OF NAMES AND TRADEMARKS                                                15
17 NOTICES                                                                    15
18 CONFIDENTIALITY                                                            15
19 ASSIGNABILITY                                                              17
20 LATE PAYMENTS                                                              17
21 SCOPE OF AGREEMENT                                                         17
22 SEVERABILITY                                                               18
23 APPLICABLE LAW                                                             18
24 MISCELLANEOUS                                                              18
   APPENDIX A                                                                 20

UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING


                    OPTION TO NEGOTIATE AN EXCLUSIVE LICENSE

                                       FOR

                     CORTICOTROPIN-RELEASING HORMONE ANALOGS

                                                           U.C. Case No: B00-005



This option agreement ("Agreement") effective July 15, 2000, is by and between the Regents of the University of California, a California Corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620, ("Regents") and Neurobiological Technologies, Inc. a Delaware corporation having a place of business at 3260 Blume Drive, Suite 500, Richmond, CA 94806 ("Optionee"). The parties agree as follows:

1.       BACKGROUND

         1.1 A joint invention has arisen (collectively referred to as "Invention") entitled, *******; and to Regents' Patent Rights, as hereinafter defined, and which are directed to the Invention.

         1.2      Regents has an assignment  of the Regents'  Patent Rights from
                  *******.

         1.3 Regents and Loyola University, Chicago have entered into an interinstitutional agreement in which the parties to that agreement have agreed that Regents shall license Regents' and Loyola University, Chicago joint interest in the Invention on behalf of both institutions.

THE SYMBOL "*******" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         1.4 Regents, Loyola University, Chicago and Optionee wish to have the Invention further developed and marketed at the earliest possible time in order to produce products for public use and benefit.

         1.5 Development of the Invention was sponsored by a grant from the Cancer Research Coordinating Committee of the University of California ******* and by a grant from the National Science Foundation *******.

         1.6 As a consequence of ******* funding from the National Science Foundation, The Regents elected to retain title to the Invention subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that Regents, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States throughout the world.

         1.7 Optionee wishes to option rights (the "Option") from Regents to test and evaluate the Invention and to obtain rights to negotiate the terms of the License Agreement with Regents in order to pursue commercial development of the Invention and to make, have made, use, import, offer for sale, and sell products related thereto.

         1.8 Regents wishes to grant to Optionee the right to test and evaluate the Invention in order for the Invention to be developed, utilized and marketed to the fullest extent so that the products therefrom and other benefits can be enjoyed by the general public.

         1.9 Optionee is a "small entity" as defined in 37 CFRss.1.9 and a "small-business concern" defined in 15 U.S.C. ss.632.

         1.10 Optionee entered into a Secrecy Agreement ("Secrecy Agreement") with Regents, effective October 26, 1999 and terminating on October 26, 2004 for the purpose of evaluating the Invention.

2.       DEFINITIONS

         2.1      "Invention" is defined in Art. 1.1.

         2.2 "Regents' Patent Rights" means the Regents' and Loyola's interest in the following Patents and Patent applications and the foreign patents and patent applications elected under
                  Article 7.4:

                  (a) *******; and/or any divisions, continuations, reissues, or reexaminations thereof and/or claims in continuations-in-part that are supported in the specification of *******;

                  (b)      and  all  other  international   patents  and  patent
                           applications  that  claim  the  convention   priority
                           benefits of *******.

         2.3 "Licensed Method" means any method or process that is covered by Regents' Patent Rights, or any method or process the use or practice of which would constitute an infringement of any pending or issued claims within Regents' Patent Rights.

         2.4 "Licensed Products and Services" means (1) any product, service, apparatus, kit or component part thereof or other material produced by, or used in, the Licensed Method or the manufacture, sale, offer for sale or import which in a particular country:

                  (a) Is covered by a valid claim of any issued, unexpired patent within Regents' Patent Rights. A claim within Regents' Patent Rights shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

                  (b) Is covered by any claim within Regents' Patent Rights being prosecuted in a pending application directed to the Invention.

         2.5 "Licensed Field of Use" means the use of the Licensed Products and Services or Licensed Methods identified in Articles 2.3 and 2.4 only for psoriasis and cancer therapeutics.

         2.6 "Licensed Territory" means United States of America, its territories and possessions, any foreign countries where Regents has filed or obtained corresponding foreign patents or applications, and any other foreign countries throughout the world for which Regents may lawfully grant a license of Regents' Patent Rights.

         2.7 "License Agreement" means the exclusive License Agreement to be negotiated between Optionee and Regents upon exercise of the Option in this Agreement.

         2.8 "Commercialization Plan" means a written plan containing information regarding, but not limited to:

                  (a) a development plan including major performance milestones to develop the Licensed Products and Services or Licensed Methods and the estimated time needed to accomplish;

                  (b) products to be developed under the invention and projected first five years of sales;

                  (c)      market strategy to be employed and the organizational
                           capability   needed  to  successfully   execute  that
                           strategy;

                  (d)      expectations   as  to  how/where   products  will  be
                           produced and quality assured;

                  (e) identification and backgrounds of key personnel to be involved in the commercialization program (technical marketing and management);

                  (f) financial resources needed to implement and carry out commercialization plan and Optionee's capability to finance or obtain financing required.

         2.9 "Research and Development Plan" means a brief description of the research (technical and/or marketing) including milestone dates, to be conducted by Optionee during the term of this Agreement to develop information needed to proceed with exercise of the option contained in this Agreement.

3.       GRANT OF OPTION FOR EXCLUSIVE LICENSE

         3.1 Subject to the limitations set forth in this Agreement, and subject to the licenses granted to the U.S. Government as set forth in Article 1.6, Regents hereby grants to Optionee under the Regents' Patent Rights, limited to the Licensed Field of Use and Licensed Territory, a right to practice the Licensed Methods and a right to make and use the Licensed Products and Services to test and evaluate them to determine the interest by Optionee in exercising the Option contained in this Agreement.

         3.2 Subject to the limitations set forth in this Agreement, and subject to the licenses granted to the U.S. Government, Regents hereby grants to Optionee an exclusive, time-limited right to negotiate, in good faith, the terms of the License Agreement, limited to the Licensed Field of Use and Licensed Territory.

         3.3 The term of this Agreement is for one year from the effective date of this Agreement and renewable for one additional year pursuant to Article 4.2, and further renewable for one additional year under Article 4.3.

         3.4 During the period this Agreement is in effect, Regents will not license Patent Rights, in the Licensed Field of Use and Licensed Territory, to any other party other than the U.S. Government, and otherwise not encumber the Patent Rights in any manner inconsistent with the provisions of this Agreement.

         3.5 The rights and licenses granted in Articles 3.1 and 3.2 of this Agreement do not constitute a license to make, have made, or use Licensed Products and Services or a license to practice the Licensed Methods except for the sole purpose of conducting an evaluation to determine the interest by Optionee in exercising the rights granted in Article 3.2 above. The right to import, offer for sale, or sell Licensed Products and Services is expressly excluded from this Agreement.

         3.6 Optionee shall notify Regents promptly, at any time during the term of this Option, if Optionee decides not to exercise the Option. Optionee shall provide Regents, in reasonable detail, the basis for such determination. Such Notice of Termination shall be subject to Article 17 (Notices) and termination will be effective sixty (60) days from the effective date of such notice.

         3.7 Nothing in this Agreement will be deemed to limit the right of Regents to publish any and all technical data resulting from any research performed by Regents relating to the Invention, and to make and use the Invention, Licensed Products and Services, Licensed Methods, and associated technology for educational and research purposes, and for purposes not inconsistent with this Agreement.

         3.8 Optionee will have a continuing responsibility to keep Regents informed of any changes to its large/small entity status (as defined by the United States Patent and Trademark Office)

4.       OPTION FEES

         4.1 As consideration for this Agreement, Optionee must pay to Regents a non-refundable fee of Twelve Thousand U.S. Dollars ($12,000) upon signing this Agreement.

         4.2 If Optionee wishes to renew this Agreement for an additional one year, Optionee must provide Regents with a summary of its progress during the term of this Agreement, along with an action plan reasonably acceptable to Regents that outlines Optionee's proposed course of action during the renewal period, and must pay to Regents an additional Twelve Thousand U.S. Dollars ($12,000) on or before July 15, 2001. This election to renew this Agreement must be provided in writing to the address given in Article 17 (Notices).

         4.3      If  Optionee  wishes  to  renew  this  Agreement  for a second additional one year, Optionee must provide Regents with a summary of its progress during the second year of this Agreement, along with an action plan reasonably acceptable to Regents that outlines Optionee's proposed course of action during the renewal period and must pay to Regents an additional Twelve Thousand U.S. Dollars ($12,000) on or before July 1, 2002. This election to renew this Agreement must be provided in writing to the address given in Article 17 (Notices).

         4.4 If at any time during this Agreement, a United States patent is issued under Regents Patent Rights, an additional option fee of Five Thousand Dollars ($5,000) will be due within 30 days of notification of such issuance. All future option fees required under the Agreement, as stated in Articles 4.2. and 4.3, will also be increased by Five Thousand Dollars ($5,000).

5.       EXERCISE OF THE OPTION

         5.1 If Optionee elects to exercise its Option contained herein to negotiate a License Agreement under Article 3.2 hereof, Optionee must notify Regents in writing, as directed in
                  Article 17 (Notices), prior to the expiration of this Agreement. In the notice, Optionee will specify the rights it wishes to negotiate in a license from the Regents, including
                  (1) the  particular  patent
                  applications and patents under Regents' Patent Rights and (2) the particular territories under Licensed Territory. The notice will also include a Commercialization Plan for the Invention that is reasonably acceptable to Regents. Failure of Optionee to so notify Regents is deemed to be an election by Optionee not to secure a license.

         5.2 The License Agreement negotiated upon exercise of this option will contain provisions as specified in Article 9 (Prospective Terms Of The License Agreement).

         5.3 If Optionee elects to exercise the Option the parties agree to promptly commence negotiations, in good faith, for a License Agreement to be entered into no later than ******* after the date of written notice provided by Optionee under Article 5.1.

         5.4 Optionee will have no residual rights upon expiration or termination of this Agreement, or upon Optionee's decision not to enter into a License Agreement under this Agreement, whichever is earlier.

6.       GOVERNMENT RIGHTS

         6.1 Unless Optionee is notified to the contrary, this Agreement is subject to all of the terms and conditions of Public Law 96-517 as amended (35 USC 200-212), and Optionee shall take all action necessary on its part as Optionee to enable Regents to satisfy its obligations thereunder relating to the Inventions.

7.       PATENT PROSECUTION AND MAINTENANCE

         7.1 The Regents shall diligently prosecute and maintain the Regents' Patent Rights using counsel of the Regents' choice and reasonably satisfactory to Optionee. The Regents shall provide Optionee with copies of all relevant documentation so that Optionee may be informed and apprised of the continuing prosecution, and may provide substantive comment and input thereon, and Optionee shall keep this documentation confidential in accordance with Article 18 (Confidentiality) herein.

         7.2 Regents shall endeavor to amend any patent application to include claims requested by Optionee and required to protect the products and/or processes contemplated to be sold under the License Agreement.

         7.3 Optionee shall reimburse Regents for all past and present costs and future costs that are incurred under this Agreement (with the exception of bills already reimbursed) for preparing, filing, prosecuting and maintaining Regents' Patent Rights.

         7.4 Regents will endeavor to obtain patent protection on the Inventions in foreign countries if available and if Optionee so elects. Regents will keep Optionee informed as to any foreign patent bar dates. Optionee must notify Regents at least two months prior to the foreign bar date of its election to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm Optionee's obligation to underwrite the costs thereof. The absence of such a notice from Optionee to Regents shall be considered an election not to secure foreign rights in the countries not included in the required notice.

         7.5 The preparation, filing, prosecuting and maintenance of all foreign patent applications filed at Optionee's request, as well as the maintenance of all resulting foreign patents, shall be at the sole expense of Optionee. Such patents shall be held in the name of Regents and shall be obtained using counsel of Regents' choice, reasonably satisfactory to Optionee.

         7.6 Regents shall have the right to file patent applications at its own expense in any country in which the Optionee has not elected to secure patent rights, and such applications and resultant patents shall not be subject to this Agreement.

         7.7 Optionee's obligation to reimburse Regents for costs specified in Article 7.3 shall continue for so long as this Agreement remains in effect. However, Optionee may terminate its obligations  with  respect  to any  given  patent  application within any given country or patent upon sixty (60) days written notice to Regents. Regents will endeavor to curtail patent costs when such a notice is received from Optionee. Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that Optionee shall have no further right or licenses thereunder.

7.8 Regents shall provide statements to Optionee showing the amount to be reimbursed to Regents under the provisions of this Article 7 (Patent Prosecution And Maintenance). Payment to Regents shall be due within thirty (30) days of the date of these statements.

8.       LIFE OF THE AGREEMENT

         8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in full force and effect from the effective date and will remain in effect for the period specified in
                  Article 3.3.

         8.2 Termination of this Agreement does not affect the rights and obligations set forth in the following Articles:

                  Article 15                Indemnification
                  Article 16                Use Of Names And Trademarks
                  Article 18                Confidentiality
                  Article 20                Late Payments

         8.3 Termination of this Agreement does not relieve Optionee of its obligation to pay any monies due or owed at the time of such termination and does not impair any accrued right of Regents.

9.       PROSPECTIVE TERMS OF THE LICENSE AGREEMENT


         9.1 The License Agreement resulting from this option must include, but will not be limited to, the following provisions:

                  (a) the grant of an exclusive right, with the right to sublicense, to make, have made, use, sell, offer for sale and import Licensed Products and Services and use Licensed Method limited to the Licensed Field of Use and the Licensed Territory for the life of the last to expire patent under Regents' Patent Rights;

                  (b)      *******;

                  (c)      *******;

                  (d)      *******;

                  (e)      *******;

                  (f)      diligence terms;

                  (g)      *******.

         9.2      The  License   Agreement   will  include  other  standard  and
                  customary   terms  normally   contained  in  similar   License
                  Agreements granted by Regents.

10.      DUE DILIGENCE

         10.1 Subject to Article 10.2, Optionee shall diligently undertake the research program outlined in its Research and Development Plan summarized in Appendix A.

         10.2 Optionee will exercise due diligence in conducting research on potential commercial applications and provide evidence of its diligence pursuant to Article 11 (Reporting Obligations).

11.      REPORTING OBLIGATIONS

         11.1 During the term of this Agreement, Optionee shall provide Regents with semi-annual progress reports. These reports shall be due on or before the following dates of each calendar year:

                  (a)      Feb. 28 for the  preceding  six month  period  ending
                           Dec. 31.

                  (b)      Aug. 31 for the  preceding  six month  period  ending
                           June 30.

         11.2     These reports shall include:

                  (a)      a  written  summary  of  Optionee's  progress  toward
                           developing   commercial   products   based   on   the
                           Invention;

                  (b) an accounting of the financial and other resources devoted to any technology development activities pertaining to the Invention;

                  (c)      an update on Optionee's large/small entity status.

12.      TERMINATION BY REGENTS

         12.1 If Optionee violates or fails to perform any term of this Agreement, then Regents may give written notice (Notice of Default) of such default to Optionee. If Optionee fails to repair such default within sixty (60) days of the date of the Notice of Default, Regents has the right to terminate this Agreement by a second written notice (Notice of Termination) to Optionee. If a Notice of Termination is sent to Optionee, this Agreement will automatically terminate on the effective date of such notice. These notices are subject to Article 17 (Notices).

13.      TERMINATION BY OPTIONEE

         13.1 Optionee has the right at any time to terminate this Agreement or to terminate its rights to Regents' Patent Rights by giving notice in writing to Regents. Such Notice of Termination shall be subject to Article 17 (Notices) and such termination shall be effective sixty (60) days from the effective date of such notice.

         13.2 Any termination pursuant to Article 13.1 will not relieve Optionee of any obligation or liability incurred under the Agreement.

14.      LIMITED WARRANTY

         14.1 Regents warrants to Optionee that it has the lawful right to grant the option contained herein.

         14.2 THIS AGREEMENT AND ASSOCIATED INVENTION ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS AND SERVICES, BIOLOGICAL MATERIALS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         14.3 IN NO EVENT WILL REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS AGREEMENT OR THE USE OF THE LICENSED PRODUCTS AND SERVICES.

         14.4     Nothing in this Agreement may be construed as:

                  (a) a warranty or representation by Regents as to the validity or scope of any Regents' Patent Rights;

                  (b) a warranty or representation that anything made, used, sold, offered for sale, imported, or otherwise disposed of under any license of Regents' Patent Rights is or will be free from infringement of patents of third parties; or

                  (c) an obligation by either party to bring or prosecute actions or suits against third parties for patent infringement;

                  (d) conferring by implication, estoppel or otherwise any license or rights under any patents of Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights;

                  (e) an obligation to furnish any know-how not provided in Regents' Patent Rights.

15.      INDEMNIFICATION

                  15.1 Optionee indemnifies, holds harmless and defends Regents, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent application in Regents' Patent Rights and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this Agreement.

                  15.2 Regents shall promptly notify Optionee in writing of any claim or suit brought against Regents in respect of which Regents intends to invoke the provisions of this Article 15. Optionee will keep Regents informed on a current basis of its defense of any claims pursuant to this Article 15.

16.      USE OF NAMES AND TRADEMARKS

                  16.1 Nothing contained in this Agreement shall be construed as conferring any right upon Optionee to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of The

                           Regents of the University of California or any of its campuses unless required by law or consented to in writing by Regents, which consent shall not be unreasonably withheld.

17.      NOTICES

                  17.1 All notices under this Agreement must be in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                  To Regents:      The Regents of the University of California
                                   Office of Technology Licensing
                                   2150 Shattuck Avenue, Suite 510
                                   Berkeley, CA 94720-1620
                                   Attn.:  Director (UC Case No. B00-005)

                  To Optionee:     Neurobiological Technologies, Inc.
                                   3260 Blume Drive, Suite 500
                                   Richmond, CA 94806
                                   Attn:  President

         Either party may change its address upon written notice to the other party.

18.      CONFIDENTIALITY

         18.1 Optionee and Regents respectively shall hold the other party's proprietary business, terms of this Agreement, patent prosecution material, and technical information against disclosure to third parties with the same degree of care as it exercises with its own data and license agreements of a similar nature.

         18.2     Nothing in this  Agreement  restricts the right of Optionee or
                  Regents  to  use,   disclose,   or  otherwise  deal  with  any
                  information or data that:

                  (a) at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

                  (b) the receiving party can show by written record was in its possession prior to the time of disclosure to it and was not acquired directly or indirectly from the disclosing party;

                  (c) is independently made available to the receiving party as a matter of right by a third party;

                  (d) is subject to disclosure under the California Public Records Act or other requirements of law.

         18.3 Regents is free to release to the inventors and senior administrators employed by Regents the terms and conditions of this Agreement. If such release is made, Regents shall give notice of the confidential nature and shall request that the recipient does not disclose such terms and conditions to others. If a third party inquires whether a license to Regents' Patent Rights is available, Regents may disclose the existence of this Agreement and the extent of the grant in
                  Article 3 (Grant Of Option For Exclusive License) to such third party, but will not disclose the name of Optionee or any other terms or conditions of this Agreement, except where Regents are required to release information under either the California Public Records Act or other applicable law.

         18.4 Optionee and Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. However, each party may retain one copy of proprietary information for archival purposes in nonworking files. Optionee and Regents will provide each other, within thirty (30) days following termination, with a written notice that proprietary information has been returned or destroyed.

         18.5 The terms of this Article 18 (Confidentiality) will not expire until five (5) years from the official date of termination of this Agreement.

19.      ASSIGNABILITY

         19.1 This Agreement is binding upon and shall inure to the benefit of Regents, its successors and assigns, but shall be personal to, and be personal property of, Optionee and assignable by Optionee only with the written consent of Regents. The Optionee may assign the Agreement without such consent to any party with which Optionee shall merge or to which Optionee shall transfer all or substantially all of its assets. Regents shall be notified prior to any assignment under Article 17 (Notices).

20.      LATE PAYMENTS

         20.1 If any payments are not received by Regents when due, Optionee must pay to Regents interest charges on such payments at a rate of ten percent (10%) per annum. Such interest is calculated from the date payment was due until the date actually received by Regents.

21.      SCOPE OF AGREEMENT

         21.1 This Agreement, together with the Secrecy Agreement dated October 26, 1999 constitutes the entire agreement between the parties. No representative of Regents or Optionee has been authorized to make any representation, warranty, or promise not contained herein.

22.      SEVERABILITY

         22.1 The provisions of this Agreement are severable, and if any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

23.      APPLICABLE LAW

         23.1 THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

                  CALIFORNIA. IF EITHER PARTY UNDERTAKES LEGAL ACTION ARISING UNDER THIS AGREEMENT, THEN SUCH LEGAL ACTION WILL TAKE PLACE IN SAN FRANCISCO, CALIFORNIA. THE PREVAILING PARTY WILL BE ENTITLED TO REASONABLE ATTORNEYS' FEES IN ADDITIONS TO COSTS AND NECESSARY DISBURSEMENTS.

24.      MISCELLANEOUS

         24.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

         24.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

         24.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY              NEUROBIOLOGICAL
OF CALIFORNIA                              TECHNOLOGIES, INC.

Signature
          /s/ William A. Hoskins           Signature /s/ Paul E. Freiman
          --------------------------------           ---------------------------

Name      William A. Hoskins               Name      Paul E. Freiman
          --------------------------------           ---------------------------

          Director, Office of Technology
Title     Licensing                        Title     President and CEO
          --------------------------------           ---------------------------

Date      July 27, 2000                    Date      July 26, 2000
          --------------------------------           ---------------------------

                   APPENDIX A - RESEARCH AND DEVELOPMENT PLAN

                        PROPOSED WORKPLAN FOR CRH ANALOGS


It  has  been   ascertained   that   aforementioned   CRH  analogs  differ  from
Neurobiological  Technologies,   Inc's.  CRH  (XERECEPT(TM))  in  at  least  the
following three properties:

1.       CRH-analogs exhibit stronger anti-neoplastic properties than CRH

2.       CRH-analogs are weaker anti-edema compounds than CRH

3.       Hypotension is less likely to occur with CRH-analogs than with CRH

A work plan would encompass in vivo models to screen CRH-analogs in terms of arriving at the most optimum CRH-analog for clinical purposes. Such a screen should also review the possibility of combining CRH and a CRH-analog to potentially create a cocktail that would possess both anti-neoplastic and anti-edema properties. After "proof of concept" is established in vivo, closer examination of manufacturing details and toxicology studies would be necessary.










146636 v03.LA (355803!.DOC)
11/13/00 7:09 PM (23855.0001)